                              RESEARCH AGREEMENT

         This RESEARCH AGREEMENT (the "Agreement") is made effective as of the 1st day of July, 1996 by and between the Arizona Board of Regents acting for and on behalf of The University of Arizona, Tucson, Arizona 85721 (hereinafter "UNIVERSITY") and IgX Corp., a Delaware corporation (hereinafter "IgX"), having a principal address at 17197 North Laurel Park Drive, Suite 540, Livonia, Michigan 48152.

         WHEREAS, IgX desires UNIVERSITY to perform certain research work as summarized in the abstract appended hereto as Exhibit "A" and made part hereof, Preclinical Evaluation of Anti-Cryptosporidium parvum Monoclonal Antibodies for Passive Immunotherapy of Cryptosporidiosis in Humans (the "Research Plan" hereafter), based in part on University of Arizona Invention Disclosure UA1411, Monoclonal Antibodies Reactive with Multiple Neutralization-Sensitive Surface Epitopes as a Source of Treatment of Enteric Cryptosporidiosis in Humans disclosed by Michael W. Riggs, DVM, Ph.D. (the "Disclosure" hereafter) and is willing to advance funds to sponsor such research;

         WHEREAS, IgX desires to obtain certain rights to intellectual property that may be developed during the course of the Research Plan;

         WHEREAS, UNIVERSITY is willing to undertake such Research Plan and to grant IgX an option to obtain rights to such intellectual property;

         WHEREAS, the research leading to the Disclosure was supported by the following grants: National Institutes of Health AI30223 and U.S. Department of Agriculture NRI 94-37204-0496;

         WHEREAS, UNIVERSITY, if applicable, has requested title to the Disclosure pursuant to Public Law 96-517, applicable regulations relating thereto as from time to time amended and institutional agreements between itself and agencies of the U.S. Government;

         WHEREAS, UNIVERSITY will acquire title, if any there be, to all improvements to the Disclosure made using UNIVERSITY facilities by virtue of Arizona Board of Regents (ABOR) Patent Policy and said Public law, regulations and agreements; and

         WHEREAS, UNIVERSITY is granting to IgX the option to acquire certain rights to intellectual property related to the FIELD OF RESEARCH (as defined herein) under the terms and conditions of the License Agreement attached as Exhibit "B;"

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, IgX and UNIVERSITY agree as follows:

                             ARTICLE 1. Definitions

         1.1 Terms in this Agreement (other than names of the parties and Article headings) which are set forth in upper case letters have the meaning established for such terms in the succeeding paragraphs of this Article 1.

         1.2 "FIELD OF RESEARCH" shall mean the study of the production of monoclonal antibodies reactive with multiple neutralization-sensitive surface epitopes on infective sporozoite and merozoite stages for the treatment of enteric cryptosporidiosis in immune compromised human patients and in certain immune competent human patients.

         1.3 "SPONSORED RESEARCH" shall mean those research activities to be performed by UNIVERSITY within the FIELD OF RESEARCH, and in accordance with the Research Plan as summarized in the attached Exhibit "A."

         1.4 "PRINCIPAL INVESTIGATOR" shall mean Michael W. Riggs, DVM, Ph.D., who is employed by UNIVERSITY, and who will have the primary responsibility for performing and/or supervising the SPONSORED RESEARCH.

         1.5 "UNIVERSITY" as used herein shall include, without restriction or limitation, UNIVERSITY and the PRINCIPAL INVESTIGATOR, and any other employee, representative or agent of The University of Arizona participating in the SPONSORED RESEARCH pursuant to this Agreement.

         1.6 "INVENTION(S)" as used herein shall include, without restriction or limitation, any and all devices, processes (including without limitation processes of using devices or of manufacturing such devices), compositions or products whether patentable or unpatentable, which are conceived or reduced to practice during the term of the Agreement and for ninety (90) days after it expires, which is/are developed as a result of conducting the SPONSORED RESEARCH for IgX, and which are within the FIELD OF RESEARCH. INVENTION(S) hereunder shall be limited to devices, processes, compositions or products for treatment of human patients, and shall specifically exclude any devices, processes, compositions or products for treatment of animals in connection in the field of veterinary science.

         1.7 "IgX's INVENTION(S)" shall mean those INVENTION(S) independently conceived or reduced to practice by IgX, with "independently" meaning for the purpose of this Agreement, the lack of involvement by UNIVERSITY in assisting or contributing to the conception or reduction to practice of such INVENTION(S).

         1.8 "UNIVERSITY's INVENTION(S)" shall mean all INVENTION(S) made by UNIVERSITY, PRINCIPAL INVESTIGATOR and other UNIVERSITY employees in direct performance of the SPONSORED RESEARCH.

         1.9 "JOINT INVENTION(S)" shall mean those INVENTION(S) not coming within the definitions for IgX's INVENTION(S) or UNIVERSITY's INVENTION(S).

                         ARTICLE 2. Research Activity

         2.1 Research Program. The research program which is contemplated by the Agreement is set forth in the Research Plan attached as Exhibit "A." This Research Plan sets forth the research tasks and objectives to be performed by UNIVERSITY and the amount of funding to be provided by IgX. UNIVERSITY agrees to conduct the SPONSORED RESEARCH in accordance with the Research Plan of Exhibit "A." The PRINCIPAL INVESTIGATOR may select other employees, representatives and/or agents of UNIVERSITY to assist with the Research Plan, provided that such individuals are made aware of this Agreement, and in particular, have agreed to be bound by the terms of this Agreement.

         2.2 Independent Contractor. UNIVERSITY, for the purposes of this Agreement, and for all services to be provided hereunder, shall be deemed to be an independent contractor and neither the agent nor the employee of IgX. UNIVERSITY shall not have authority to make any statements, representations or commitments of any kind, or to take any action, which shall be binding upon IgX except as provided for herein or authorized in writing by IgX.

         2.3 Funding. A budget covering expected costs of the SPONSORED RESEARCH is included in the attached Exhibit "A." UNIVERSITY agrees that this budget represents the expected funding for conducting the SPONSORED RESEARCH pursuant to this Agreement. The SPONSORED RESEARCH is to be funded as the work is completed based on invoices (in triplicate) submitted by UNIVERSITY. Timely payment by IgX shall be made upon receipt of such invoices sent to the following address. Checks should be made payable to The University of Arizona and should identify the UA account no. 434200.

                           Sponsored Projects Services
                           The University of Arizona
                           888 North Euclid Avenue, 510
                           P.O. Box 210158
                           Tucson, Arizona 85721

         2.4 Exclusivity of Research. IgX understands that UNIVERSITY may be involved in similar research through other researchers on behalf of itself and others. UNIVERSITY shall be free to continue such research provided that it is conducted separately under funding separate from the Research Plan of Exhibit "A" and IgX shall not gain any rights via this Agreement to such other research.

         2.5 Personnel Agreements. UNIVERSITY represents that the covenants set forth in this Agreement shall apply and are binding on any individual employed to perform the SPONSORED RESEARCH under this Agreement, and additionally represents that it has agreements with any such individuals sufficient to satisfy the terms and conditions of this Agreement.

         2.6 Compliance with Laws. The PRINCIPAL INVESTIGATOR agrees to comply with all national and local laws of the jurisdiction wherein he conducts business, including compliance at all times with Good Laboratory Practice guidelines as established by the Food and Drug Administration. UNIVERSITY further agrees that any compensation it receives under this Agreement shall not be disbursed for any purpose which is unlawful or unethical under those laws.

         2.7 Equipment and Supplies. Any equipment and supplies purchased under this Agreement to conduct the Research Plan remaining at the end of the Research Plan shall belong to UNIVERSITY.

                          ARTICLE 3. Property Rights

         3.1 Property Rights. The parties agree that the following provisions apply to IgX's INVENTION(S), UNIVERSITY's INVENTION(S) and JOINT INVENTION(S).

                  a. IgX's INVENTION(S): IgX's INVENTION(S) shall remain the sole and exclusive property of IgX and UNIVERSITY shall have no title or claim to such INVENTION(S). IgX shall bear sole responsibility and expense for the filing and prosecuting of any patent applications concerning such INVENTION(S).

                  b. UNIVERSITY's INVENTION(S): UNIVERSITY's INVENTION(S) shall remain the sole and exclusive property of UNIVERSITY.

                  i. UNIVERSITY shall bear the sole responsibility and expense for the filing and prosecuting of any patent application concerning such INVENTIONS(S). If IgX elects to exercise the option pursuant to Article 3.1(b)(iii), IgX will reimburse UNIVERSITY for out-of-pocket costs of filing and prosecuting patent applications covering UNIVERSITY's INVENTION(S).

                  ii. If UNIVERSITY declines to file a patent application on such INVENTION(S), including filing a patent application in a particular country, then IgX may elect, at its own discretion and expense, to file and prosecute such patent application, provided, that such application and any resulting patent shall remain the sole and exclusive property of UNIVERSITY. In the event that IgX prepares and files such an application UNIVERSITY hereby agrees to execute any necessary papers to accomplish preparing, filing and prosecuting the application.

                  iii. UNIVERSITY further agrees to grant and hereby grants to IgX a right of first refusal with respect to UNIVERSITY's INVENTION(S). To that end, UNIVERSITY agrees to grant and hereby grants to IgX an exclusive option to acquire a royalty-bearing exclusive license in any and all UNIVERSITY INVENTION(S) pursuant to the terms and conditions of the License Agreement substantially in the form attached hereto as Exhibit "B" to this Agreement. Said exclusive option shall be exercised in writing by IgX within six
           (6) months after notification of such UNIVERSITY INVENTION(S) has been communicated to IgX pursuant to Section 3.2 below.

                  c. JOINT INVENTION(S): JOINT INVENTION(S) shall be owned jointly by IgX and UNIVERSITY, with each party having the full right to practice the INVENTION(S) subject only to similar rights of the other party.

                  i. UNIVERSITY and IgX shall mutually agree upon the filing, including the selection of appropriate countries in which to file, of patent applications for such JOINT INVENTION(S). The expense for filing and prosecution of such mutually agreed upon patent applications shall be shared equally by UNIVERSITY and IgX. If the parties do not agree upon the filing of a patent application, or do not agree upon filing an application in a specific country, for a particular JOINT INVENTION(S), then the party desiring to file such patent application, including the filing in a specific country, may file at its own expense, provided that any resulting patent shall become the exclusive property of the filing party free of any royalty or other payment obligation to the non-filing party. UNIVERSITY and IgX also agree to equally share in the expense of maintaining any patent for JOINT INVENTION(S). In the event one party elects not to pay its share of maintenance costs, then the other party may at its own expense continue such maintenance, provided that such patent will become the exclusive property of that party free of any royalty or other payment obligations to the other.

                  ii. In the event that a patent application is prepared, or a patent is maintained concerning a JOINT INVENTION(S) by one of the parties pursuant to Article 3.1(c)(i), then the other party hereby agrees to execute any necessary papers to transfer its interest in such application or patent to the other party.

                  iii. Neither IgX nor UNIVERSITY shall have the right to transfer any interest in such JOINT INVENTION(S) without the prior written approval of the other party, with such approval not being unreasonably withheld by either party, except for the interest of the filing party in a patent application filed by that party pursuant to Article 3.1(c)(i).

                  iv. UNIVERSITY further agrees to grant, and hereby grants to IgX an exclusive option to acquire a royalty-bearing exclusive license to UNIVERSITY'S interest in any and all JOINT INVENTION(S) pursuant to the terms and conditions of the License Agreement substantially in the form attached hereto as Exhibit "B" to this Agreement. Said exclusive option shall be exercised in writing by IgX within six (6) months after notification of such JOINT INVENTION(S) has been communicated to IgX pursuant to Section 3.2 below.

         3.2 Disclosure of INVENTION(S). UNIVERSITY agrees to disclose through its Office of Technology Transfer to IgX each such UNIVERSITY's INVENTION(S) and JOINT INVENTION(S) within thirty (30) days of determining the existence of such INVENTIONS(S). UNIVERSITY further agrees to notify IgX within ninety (90) days of disclosure of each UNIVERSITY's INVENTION(S) of its decision on filing of an appropriate patent application, whereupon IgX may, if UNIVERSITY declines to file an application or fails to properly notify IgX, elect to file such an application pursuant to Article 3.1(b)(ii).

                            ARTICLE 4. Publication

         4.1 UNIVERSITY and the PRINCIPAL INVESTIGATOR have the right to publish or otherwise publicly disclose information gained in pursuing the Research Plan supported by this Agreement. In order to avoid loss of patent protection as a result of public disclosure on information developed during the Research Plan, UNIVERSITY will submit any materials to IgX for review at least thirty (30) days before submission of materials for publication or before making presentations. IgX shall notify UNIVERSITY within sixty (60) days of receipt of such materials:

                  a. Whether IgX desires to file patent applications on any intellectual property contained in the materials that may be subject to patent protection; or

                  b. Whether such materials contain information the public disclosure of which would be commercially prejudicial to IgX.

         4.2 IgX shall have the right to request that any commercially prejudicial information be deleted from the materials submitted or the portions thereof be rewritten to be less prejudicial; provided, however, that the PRINCIPAL INVESTIGATOR shall have final authority to determine the scope and content of any publication.

                      ARTICLE 5. Confidential Information

         5.1 IgX and UNIVERSITY may wish, from time to time, in connection with work contemplated under this Agreement, to disclose confidential information to each other. IgX and UNIVERSITY shall use reasonable efforts to prevent the disclosure of any confidential information belonging to the other to third parties, and use such information only for the purposes expressed in this Agreement and for a period of three (3) years thereafter, provided that the receiving party's obligation hereunder shall not apply to information that:

                  a. Is already in the receiving party's possession at the time of disclosure thereof;

                  b. Is or later becomes part of the public domain through no fault of the receiving party;

                  c. Is received from a third party having no obligation of confidentiality to the disclosing party;

                  d. Was prior to disclosure independently developed by the receiving party; or

                  e. Is required to be disclosed by law or under regulation.

                             ARTICLE 6. Publicity

         6.1 Except as required by law, no press release or other written statements in connection with work performed under this Agreement intended for use in the public media, having or containing any reference to IgX or UNIVERSITY shall be made by either party without approval of the other party, which approval shall not be unreasonably withheld. UNIVERSITY, however, shall acknowledge IgX's support of the Research Plan under this Agreement in scientific publications and other scientific communications. In any other statements, the parties shall describe the scope and nature of their participation accurately and appropriately.

                            ARTICLE 7. Arbitration

         7.1 The parties agree that any dispute arising under this Agreement involving the sum of Thirty Thousand Dollars ($30,000) or less in money damages only shall be resolved by arbitration pursuant to the Arizona Uniform Rules of Procedure for Arbitration. The decision of the arbitrator(s) shall be final.

                 ARTICLE 8. Term and Termination of Agreement

         8.1 The Research Plan shall be commenced by UNIVERSITY on or about July 1, 1996 and shall continue for an initial period of eighteen (18) months. Extensions of this initial eighteen-month period shall be as mutually agreed to in writing signed by the parties.

         8.2 Notwithstanding the foregoing, performance under this Agreement may be terminated by IgX upon sixty (60) days written notice; performance may be terminated by UNIVERSITY if circumstances beyond its control preclude continuation of the Research Plan. Upon receipt of notice of termination from IgX, UNIVERSITY will proceed in an orderly fashion to terminate any outstanding commitments and to close down the Research Plan. In the event that this Agreement is terminated by IgX, all costs associated with termination will be reimbursable to UNIVERSITY including costs incurred prior to the receipt of notice of termination but which have not yet been reimbursed, and commitments existing at the time notice of termination is received which cannot be canceled. IgX shall not reimburse UNIVERSITY for costs associated with termination of this Agreement by UNIVERSITY. In the event of termination, UNIVERSITY will provide IgX with a final report within ninety (90) days after the effective date of termination of all costs incurred and all funds received; in the event that this Agreement is terminated by UNIVERSITY, expenses associated with termination shall not be included in UNIVERSITY's calculation of costs incurred. The report will be accompanied by a check in the amount of any excess of funds advanced over costs incurred, or by final invoice for amounts due. UNIVERSITY will also provide IgX with a report summarizing the Research Plan results through the date of termination.

         8.3 Termination of this Agreement shall not relieve UNIVERSITY and the PRINCIPAL INVESTIGATOR of any obligations of confidentiality provided for in Article 5 of this Agreement.

                         ARTICLE 9. General Provisions

         9.1 Any notices permitted or required hereunder shall be deemed effective if made in writing and sent, postage prepaid as follows:

         To IgX:           Albert J. Henry, Chairman
                           IgX Corp.
                           17197 North Laurel Park Drive, Suite 540
                           Livonia, Michigan 48152

         With a copy to:   June Knaudt
                           IgX Corp.
                           c/o: Henry & Co.
                           4370 La Jolla Village Drive, Suite 400
                           San Diego, California 92122

                       [Addresses Continued on Next Page]

         To UNIVERSITY:     Janet M. Hornung, Director
                            Sponsored Projects Services
                            The University of Arizona
                            888 North Euclid Avenue, 510
                            P.O. Box 210158
                            Tucson, Arizona 85721

         With a copy to:    Rita C. Manak, Ph.D., Director
                            Office of Technology Transfer
                            The University of Arizona
                            888 North Euclid Avenue, 515
                            P.O. Box 210158
                            Tucson, Arizona 85721

         and                Michael W. Riggs, DVM, Ph.D.,
                            Associate Professor
                            Department of Veterinary Science
                            The University of Arizona
                            Administration Office 202, Building 90
                            Tucson, Arizona 85721

         9.2 This Agreement embodies the entire understanding of the parties and supersedes any other agreement of understanding between or among the parties relating to the subject matter hereof. No waiver, amendment or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed on behalf of each party by their respective property officers who are duly authorized to do so.

         9.3 This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that IgX may assign this Agreement to any affiliate of IgX, or to any purchaser or transferee of all or substantially all of IgX's business upon prior written notice to UNIVERSITY. UNIVERSITY agrees not to assign any of its rights or obligations under this Agreement to any other party without first obtaining IgX's written approval.

         9.4 IgX agrees that this Agreement shall be binding upon and inure to the benefit of its respective successors and assigns.

         9.5 Waiver by either party of any breach or default of any clause of this Agreement by the other party shall not operate as a waiver of any previous or future default or breach of the same or different clause of this Agreement.

         9.6 This Agreement shall in all respects be interpreted and construed in accordance with laws of the State of Arizona.

         9.7 The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of the Agreement.

         9.8 If any of the provisions of this Agreement are held void or unenforceable, the remaining provisions shall nevertheless be effective, the intent being to effectuate this Agreement to the fullest extent possible.

         9.9 The parties agree to be bound by applicable state and federal rules governing equal employment opportunity and non-discrimination.

         9.10 The parties recognize that the performance by the Arizona Board of Regents for and on behalf of UNIVERSITY may be dependent upon the appropriation of funds by the State Legislature of Arizona. Should the Legislature fail to appropriate the necessary funds or if UNIVERSITY's appropriation is reduced during the fiscal year, the Board of Regents may reduce the scope of this Agreement if appropriate or cancel this Agreement without further duty or obligation. The Board agrees to notify other party(ies) as soon as reasonably possible after the unavailability of said funds comes to the Board's attention.

         9.11 This Agreement is subject to Arizona Revised Statutes ? 38-511 and the State of Arizona may cancel this Agreement if any person significantly involved in negotiating, drafting, securing or obtaining this Agreement for or on behalf of the Arizona Board of Regents becomes an employee in any capacity of any other party or a consultant to any other party with reference to the subject matter of this Agreement while the Agreement or any extension hereof is in effect.

         9.12 UNIVERSITY reserves unto itself a nonexclusive free-of-charge right to use UNIVERSITY's INVENTIONS and JOINT INVENTIONS(S) solely in connection with its teaching and research functions.

         9.13 IgX shall not incur any liability for any act or failure to act by employees of UNIVERSITY as a result of the performance of the SPONSORED RESEARCH and UNIVERSITY shall not accept any liability for any act or failure to act by employees of IgX as a result of the performance of the SPONSORED RESEARCH.

         9.14     Exhibit "A" is made part hereof for all purposes.

         9.15 This Agreement may be executed in more than one counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile and such facsimile copy shall be conclusive evidence of the consent and ratification of the matters contained herein by the undersigned.

             [The Remainder of This Page Intentionally Left Blank]

         IN WITNESS THEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

UNIVERSITY:                         Arizona Board of Regents,
                                    on behalf of The University of Arizona

                                    By:
                                          -------------------------------------
                                    Print Name:
                                               --------------------------------
                                    Title:
                                          -------------------------------------

IgX:                                IgX Corp.,
                                    a Delaware corporation

                                    By:
                                       ----------------------------------------
                                       Albert J. Henry, Chairman





I have read this Agreement. I understand, accept and will abide by the terms and conditions of this Agreement.



                                      -----------------------------------------
                                      Michael W. Riggs, DVM, Ph.D

                                  EXHIBIT "A"

                                 RESEARCH PLAN

                                  EXHIBIT "B"

                               LICENSE AGREEMENT

         This LICENSE AGREEMENT (the "Agreement") is made as of the 1st day of July, 1996, by and between the Arizona Board of Regents acting for and on behalf of The University of Arizona, Tucson, Arizona 85721 ("LICENSOR") and IgX Corp., a Delaware corporation ("IgX"), having a principal address at 17197 North Laurel Park Drive, Suite 540, Livonia, Michigan 48152.

         WHEREAS, LICENSOR represents that Michael W. Riggs, DVM, Ph.D., employee of LICENSOR, is the Inventor who has submitted a disclosure, Monoclonal Antibodies Reactive with Multiple Neutralization-Sensitive Surface Epitopes as a Source of Treatment of Enteric Cryptosporidiosis in Humans (a portion of which constitutes the "INVENTION" as defined in Exhibit "A" of the accompanying Research Agreement), to LICENSOR, which disclosure (attached hereto as Exhibit "A") was assigned log number UA1411;

         WHEREAS, LICENSOR has the right to make, use, sell and grant licenses under the INVENTION as defined herein; and LICENSOR wishes to have the INVENTION utilized for the public interest; and

         WHEREAS, IgX wishes to obtain a license to make, use, sell and distribute the INVENTION under the FIELD OF USE (as defined herein) and upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, IgX and LICENSOR agree as follows:

1.       DEFINITIONS

         For the purposes of this Agreement, and solely for that purpose, the terms hereinafter set forth shall be defined as follows:

         1.1. "INVENTION" shall mean the invention as described in Exhibit "A." INVENTION shall be defined to also include that certain Patent Application referenced on Exhibit "A" attached hereto and incorporated herein by this reference (the subject matter of which is described on the Abstract attached thereto) filed (or to be filed) by IgX in the name of Michael W. Riggs, as well as any and all rights, modifications, derivatives and/or enhancements arising therefrom or relating thereto (collectively the "Patent Rights"). INVENTION(S) hereunder shall be limited to devices, processes, compositions or products for treatment of human patients, and shall specifically exclude any devices, processes, compositions or products for treatment of animals within the field of veterinary science.

         1.2. "LICENSED PRODUCT(S)" shall mean monoclonal antibodies or treatments derived from the INVENTION as described in Exhibit "A" that are within the FIELD OF USE, as defined in Paragraph 1.5.

         1.3. "TECHNICAL INFORMATION" shall mean technical information and know-how relating to the preparation of LICENSED PRODUCT(S).

         1.4. "REGULATOR" shall mean the government-approved regulatory body, committee, agency or other organization which by law has the power to approve the sale of the INVENTION for human therapeutic use within each country in the world.

         1.5. "FIELD OF USE" shall mean the use of INVENTION for REGULATOR-approved human therapeutics in the treatment of cryptosporidiosis in patients with Acquired Immune Deficiency Syndrome (AIDS) and in certain immune competent human patients. FIELD OF USE shall be defined to also include any and all proposed uses derived from and/or relating to the Patent Rights. Notwithstanding the foregoing, the FIELD OF USE hereunder shall be limited to devices, processes, compositions or products for treatment of human patients, and shall specifically exclude any devices, processes, compositions or products for treatment of animals within the field of veterinary science.

         1.6. "FIRST COMMERCIAL SALE" means the initial transfer by IgX or its SUBLICENSEE(S) of LICENSED PRODUCT(S) in exchange for cash or some equivalent to which value can be assigned for the purpose of determining NET SALES.

         1.7. "NET SALES" means the total gross receipts for sales of LICENSED PRODUCT(S) by IgX, its SUBLICENSEE(S) or its AFFILIATES, and from leasing, renting or otherwise making LICENSED PRODUCT(S) available to others without sale or other dispositions, whether invoiced or not, less returns and allowances actually granted, freight out, taxes or excise duties imposed on the transaction (if separately invoiced) and wholesaler and cash discounts in amounts customary in the trade. No deductions shall be made for commissions paid to individuals, whether they be with independent sales agencies or regularly employed by IgX or its AFFILIATES, and on their payroll, or for the cost of collections.

         1.8. "NET SALES PRICE" means the NET SALES divided by the quantity of LICENSED PRODUCT(S) sold. In the event the LICENSED PRODUCT(S) is sold as part of a kit, or in combination with other products not covered by this Agreement (such as detection systems), the NET SALES PRICE for such products which contain the LICENSED PRODUCT(S) will be calculated as B * (A/B); where A is the gross sales price of an equivalent unit of LICENSED PRODUCT(S) sold separately, less allowances, and B is the gross sales price of the kit or combination of products in which the LICENSED PRODUCT(S) is included less allowances.

         1.9. "AFFILIATE" means any corporation or other business entity controlled by, controlling or under common control with IgX. For this purpose, "control" means direct or indirect beneficial ownership of at least fifty percent (50%) of the voting stock, or at least fifty percent (50%) interest in the income of such corporation or other business.

2.       LICENSE

         2.1. LICENSOR hereby grants to IgX and IgX hereby accepts from LICENSOR, upon the terms and conditions herein specified, an exclusive, worldwide and non-assignable (except as herein specified) License under the INVENTION to test, evaluate and develop the LICENSED PRODUCT(S) in the FIELD OF USE covered hereby and to make, have made, use and sell the LICENSED PRODUCT(S) during the term of this Agreement, and during the term of any extension thereof, unless sooner terminated as herein provided. LICENSOR also grants to IgX under the terms of this License the right to use the TECHNICAL INFORMATION to test, evaluate and develop the LICENSED PRODUCT(S).

         2.2. LICENSOR hereby grants to IgX and IgX hereby accepts from LICENSOR, upon terms and conditions herein specified, the right to extend the License granted hereunder to its sublicensee(s) ("SUBLICENSEE(S)"). IgX shall promptly notify LICENSOR in writing at the time of each sublicense ("SUBLICENSE") and shall provide LICENSOR with a copy of each SUBLICENSE. IgX may negotiate such terms as it chooses for each SUBLICENSE, provided that LICENSOR shall receive a royalty for all sales made by SUBLICENSEE(S) as provided for in Section 3.1 below.

         2.3. If IgX shall so notify LICENSOR in advance thereof in writing, any SUBLICENSEE(S) to whom the License shall have been extended pursuant to Paragraph 2.2 hereof may make the reports and royalty payments specified in Paragraph 3.1 hereof directly to LICENSOR on behalf of IgX; otherwise, such reports and payments on account of sales by such SUBLICENSEE(S) shall be made by IgX.

         2.4. LICENSOR retains a non-exclusive, royalty-free, irrevocable License to make, have made and use the INVENTION and LICENSED PRODUCT(S) for its own use.

         2.5. The exclusive License of Paragraph 2.1 shall be effective as of the execution of this Agreement, and shall be for an initial term of twenty
(20) years from the date of the FIRST COMMERCIAL SALE, and said License shall be renewable for two additional ten (10) year periods at the discretion of IgX, subject to the provisions of Articles 4 and 5 of this Agreement.

         2.6. Outside the scope of the License between LICENSOR and IgX, no other, further or different license of right, and no further power to sublicense, is hereby granted or implied.

3.       ROYALTIES, RECORDS AND REPORTS

         3.1. During the term of this Agreement, unless sooner terminated, IgX shall pay to LICENSOR, in the manner hereinafter provided, earned royalties at the rate of five percent (5%) of the NET SALES PRICE of all LICENSED PRODUCT(S) sold by IgX and its SUBLICENSEE(S), anywhere in the world.

         3.2. LICENSED PRODUCT(S) shall be considered sold when sold or invoiced, and if not sold or invoiced, when delivered to a third party.

         3.3. IgX shall be responsible for the performance hereunder of all obligations including payment of royalties, keeping of records and reporting by IgX and any SUBLICENSEE(S) to whom the License shall have been extended pursuant to this Agreement.

         3.4. So long as this Agreement remains in force, IgX shall deliver to LICENSOR, within sixty (60) days after the first day of January, April, July and October of each year, a true and accurate report, giving such particulars of the business conduct by IgX and its SUBLICENSEE(S) during preceding three
(3) months under this Agreement as are necessary to accurately account for sale subject to royalties under this Agreement. Each report shall include, but not be limited to, information about production, inventory on hand, marketing efforts and sales.

         3.5. Simultaneously with the delivery of each report required by the preceding Paragraph 3.4, IgX shall pay to LICENSOR the net royalties and any other such payment due under this Agreement for the period covered by such report. If no royalties are due, it shall be so reported.

         3.6. All payments from IgX to LICENSOR shall be in U.S. dollars. The rates of exchange for such payments shall be midpoint between the buying and selling rates for U.S. dollars as quoted by the Chase Manhattan Bank in New York, New York at the close of business on the last business day preceding the date payment is due.

         3.7. In case of any delay in payment by IgX to LICENSOR not occasioned by force majeure, interest at the rate of one percent (1%) per month, assessed from the thirty-first (31st) day after the due date of said payment, shall be due by IgX without special notice.

         3.8. Royalties shall accrue in accordance with this Agreement, upon the FIRST COMMERCIAL SALE.

         3.9. Royalties payable in connection with the sale of a LICENSED PRODUCT(S) under Paragraph 2.2 and Paragraph 3.1 shall be reduced by an amount of royalties actually paid by IgX or such SUBLICENSEE(S) to any non-affiliated third party in connection with the licensing of additional patent rights or know-how necessary to make, use or sell LICENSED PRODUCT(S); provided, however, that in no event shall the royalties payable to LICENSOR be less that three percent (3%) of the net sales of such LICENSED PRODUCT(S).

         3.10. IgX shall keep full, true and accurate books of account containing all particulars which may be necessary for the purpose of showing the amount payable to LICENSOR by way of royalty as aforesaid or by way of any other provision hereunder. Said books of account shall be kept at IgX's principal place of business. Said books and supporting data shall be open at all reasonable times, for three (3) years following the end of the calendar year to which they pertain, to inspection by LICENSOR for the purpose of verifying IgX's royalty statements, or IgX's compliance in other respects with this Agreement.

         3.11. IgX also agrees to make a written report to LICENSOR within ninety (90) days after the date of termination of this Agreement, stating in such report the number, description and NET SALES of all products made, sold or otherwise disposed of and upon which royalties are payable hereunder but which were not previously reported to LICENSOR. IgX shall also continue to make quarterly reports pursuant to the provisions of Paragraph 3.4 of all gross income received from leasing, renting or otherwise making products available to others without sale or other disposition transferring title in the case of transactions entered into prior to such termination.

4.       PERFORMANCE

         4.1. IgX shall use its best efforts to commence and maintain regular commercial production and sale of LICENSED PRODUCTS(S) in the FIELD OF USE and shall report such efforts in accordance with the provisions of Paragraph 3.4. IgX agrees to support the Research Plan attached hereto as Exhibit "B," which describes the work yet to be done by LICENSOR to further develop the INVENTION for IgX, so that IgX might identify further actions which may be necessary to achieve regulatory submission and approval to make the FIRST COMMERCIAL SALE. At the end of this period, but no later than eighteen (18) months from the date of this Agreement, IgX will provide a milestone schedule of development and licensed products and regulatory submission. This time period may be extended by mutual agreement of both parties.

         4.2. IgX and LICENSOR agree to cooperate to ensure the quality of LICENSED PRODUCT(S) before LICENSED PRODUCTS(S) are first offered for sale in a commercial transaction and periodically thereafter. IgX shall provide samples of LICENSED PRODUCT(S) so that LICENSOR can determine through mutually agreed upon laboratory protocols the activity of LICENSED PRODUCT(S). In the event LICENSED PRODUCT(S) supplied by IgX are not active or are otherwise defective, IgX and LICENSOR will cooperate to produce active LICENSED PRODUCT(S) and/or to correct any defects in the LICENSED PRODUCT(S). If for any reason IgX does not maintain activity and/or correct defects in LICENSED PRODUCT(S), LICENSOR has the right to take action under the provisions of Paragraph 5.2 of this Agreement.

5.       TERMINATION

         5.1. If IgX shall become bankrupt or insolvent and/or if the business of IgX shall be placed in the hands of a receiver, assignee or trustee, whether by voluntary act of IgX or otherwise, this License will be deemed to have automatically terminated as of a date seven (7) days prior to that event; provided, however, that such termination shall not terminate any obligations which may have accrued prior thereto.

         5.2. Notwithstanding the provisions of Paragraph 5.1, upon any breach or default under this Agreement by IgX, LICENSOR may terminate this License by ninety (90) days written notice by registered mail to IgX. Said notice shall become effective at the end of said period, unless during said period IgX shall cure any breach or default and notify LICENSOR thereof.

         5.3. IgX may terminate this license at any time upon ninety (90) days written notice by registered mail to LICENSOR.

         5.4. Upon termination of this License for any reason, all rights granted hereunder shall revert to LICENSOR for the sole benefit of LICENSOR.

         5.5. Termination of this License shall terminate all SUBLICENSE(S) made by IgX hereunder, at the option of LICENSOR.

         5.6. IgX's responsibilities and obligations to report to LICENSOR and pay royalties to LICENSOR as to any LICENSED PRODUCT(S) produced or sold by IgX or its SUBLICENSEE(S) under this Agreement prior to termination or expiration hereof shall survive such termination or expiration.

6.       ASSIGNMENT

         6.1. This Agreement may not be assigned by either party without the prior written consent of the other party; provided, however, that IgX may assign this Agreement to any purchaser or transferee of all or substantially all of IgX's business upon prior written notice to LICENSOR. LICENSOR agrees not to assign any of its rights or obligations under this Agreement to any other party without first obtaining IgX's written approval.

         6.2. All of the terms, covenants and conditions of this Agreement shall be binding upon and inure to the benefit of and shall apply to the respective heirs, executors, administrators, successors, assigns and legal representatives of the parties, except as provided for in Paragraph 5.1.

7.       SEVERABILITY

         7.1. Should any part or provision of this Agreement be unenforceable or otherwise in conflict with or in violation of the law of any jurisdiction, the remainder of this Agreement shall remain binding upon the parties.

8.       NEGATION OF WARRANTIES

         8.1. Nothing in this Agreement shall be construed as a warranty or representation that anything made, used, sold or otherwise disposed of under any license granted in this Agreement is or will be free from infringement of patents of third parties.

         8.2. LICENSOR makes no representation other than those specified in this Agreement. LICENSOR makes no express or implied warranties of merchantability or fitness for any particular purpose of LICENSED PRODUCT(S).

9.       ARBITRATION

         9.1. The parties agree that any dispute arising under this Agreement involving the sum of Thirty Thousand Dollars ($30,000) or less in money damages only shall be resolved by arbitration pursuant to the Arizona Uniform Rules of Procedure for Arbitration. The decision of the arbitrator(s) shall be final.

10.      INDEMNIFICATION

         10.1. IgX agrees to indemnify and hold harmless LICENSOR, LICENSOR's employees or agents from and against any and all claims, damages and liabilities asserted by third parties, both government and private, arising from IgX's sale of LICENSED PRODUCT(S) to ultimate consumers and their use thereof, except that IgX shall not indemnify LICENSOR, LICENSOR's employees or agents for any claims, damages or liability resulting from the negligence of any of them.

11.      NONDISCRIMINATION

         11.1. The parties agree to be bound by applicable state and federal rules governing equal employment opportunity and nondiscrimination.

12.      STATE OBLIGATION

         12.1. The parties recognize that the performance by the Arizona Board of Regents for and on behalf of LICENSOR may be dependent upon the appropriation of funds by the State Legislature of Arizona. Should the Legislature fail to appropriate the necessary funds or if LICENSOR's appropriation is reduced during the fiscal year, the Board of Regents may reduce the scope of this Agreement if appropriate or cancel this Agreement without further duty or obligation. The Board agrees to notify other party(ies) as soon as reasonably possible after the unavailability of said funds comes to the Board's attention.

13.      CONFLICT OF INTEREST

         13.1. This Agreement is subject to Arizona Revised Statutes |_| 38-511 and the State of Arizona may cancel this Agreement if any person significantly involved in negotiating, drafting, securing or obtaining this Agreement for or on behalf of the Arizona Board of Regents becomes an employee in any capacity of any other party or a consultant to any other party with reference to the subject matter of this Agreement while the Agreement or any extension hereof is in effect.

14.      GENERAL

         14.1. IgX shall not use the name of the Inventor, or any institution with which he has been or is connected, or the adaption of any of them, in any advertising, promotional or sale literature, without prior written consent obtained from LICENSOR in each case.

         14.2. Any notice required or permitted to be given by this Agreement shall be given postpaid first class certified mail, unless otherwise stated:

         To IgX:           Albert J. Henry, Chairman
                           IgX Corp.
                           17197 North Laurel Park Drive, Suite 540
                           Livonia, Michigan 48152

         With a copy to:   June Knaudt
                           IgX Corp.
                           c/o: Henry & Co.
                           4370 La Jolla Village Drive, Suite 400
                           San Diego, California 92122

         To LICENSOR:      Janet M. Hornung, Director
                           Sponsored Projects Services

                           The University of Arizona
                           888 North Euclid Avenue, 510
                           P.O. Box 210158
                           Tucson, Arizona 85721

         With a copy to:   Rita C. Manak, Ph.D., Director
                           Office of Technology Transfer
                           The University of Arizona
                           888 North Euclid Avenue, 515
                           P.O. Box 210158
                           Tucson, Arizona 85721

         and Michael W. Riggs, DVM, Ph.D., Associate Professor The University of Arizona
                           Department of Veterinary Science
                           Administration Office 202, Building 90
                           Tucson, Arizona 85721

Such addresses may be altered by written notice. If no time limit is specified for a notice required or permitted to be given under this Agreement, the time limit shall be twenty (20) full business days, not including the day of mailing.

         14.3. This Agreement, and its effect, is subject to and shall be construed in accordance with the laws of the State of Arizona.

         14.4. The parties to this Agreement recognize and agree that each is operating as an independent contractor and not as an agent of the other.

         14.5. The captions herein are for convenience only and shall not be deemed to limit or otherwise affect the construction thereof.

         14.6. Any waiver by either party of the breach of any term or condition of this Agreement will not be considered as a waiver of any subsequent breach of the same or any other term or condition hereof.

         14.7. The Inventor may freely publish and disseminate the TECHNICAL INFORMATION in any manner he may choose and may furnish LICENSED PRODUCT(S) to interested other parties for non-commercial, research oriented purposes. The Inventor will inform any such other party that LICENSOR has an exclusive Agreement with IgX.

         14.8. This Agreement may be executed in more than one counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile and such facsimile copy shall be conclusive evidence of the consent and ratification of the matters contained herein by the undersigned.

15.      ENTIRE AGREEMENT

         15.1. This Agreement sets forth the entire Agreement and understanding between the parties as to the subject matter of this Agreement, and merges all prior discussions between them. Neither of the parties shall be bound by any conditions, definitions, warranties or representations with respect to the subject matter of this Agreement or as duly set forth on or subsequent to the date hereof in writing unless signed by the proper and duly authorized representative of the party to be bound thereby.

             [The Remainder of This Page Intentionally Left Blank]

         IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and duly executed this Agreement as of the day and the year first written above.

LICENSOR:                           Arizona Board of Regents,
                                    on behalf of The University of Arizona

                                    By:
                                          -------------------------------------
                                    Print Name:
                                               --------------------------------
                                    Title:
                                          -------------------------------------

IgX:                                IgX Corp.,
                                    a Delaware corporation

                                    By:
                                       ----------------------------------------
                                       Albert J. Henry, Chairman


The Inventor has read and understands the terms and conditions of this Agreement and by his signature below accepts said terms and conditions.




                                       ----------------------------------------
                                       Michael W. Riggs, DVM, Ph.D

                                  EXHIBIT "A"

                                   INVENTION

                                  EXHIBIT "B"

                                 RESEARCH PLAN